Exhibit 10.5

FORBEARANCE AGREEMENT AND AMENDMENT NO. 3 TO REVOLVING CREDIT AGREEMENT

This FORBEARANCE AGREEMENT AND AMENDMENT NO. 3 TO REVOLVING CREDIT AGREEMENT (this “Agreement”), dated as of June 26, 2015 is entered into by (i) JOE’S JEANS SUBSIDIARY, INC., a Delaware corporation (“Joe’s”), and HUDSON CLOTHING, LLC, a California limited liability company (“Hudson” and together with Joe’s the “Borrowers”, and each a “Borrower”), JOE’S JEANS INC., a Delaware corporation (“Parent”), JOE’S JEANS RETAIL SUBSIDIARY, INC., a California corporation, INNOVO WEST SALES, INC., a Texas corporation, HC ACQUISITION HOLDINGS, INC., a Delaware corporation, HUDSON CLOTHING HOLDINGS, INC., a Delaware corporation (the “Guarantors” and collectively, with Joe’s, Hudson, and Parent, the “Loan Parties”) (ii) the lenders party hereto (each, a “Lender’’ and collectively, ‘‘Lenders’’) and (iii) The CIT Group/Commercial Services, Inc. (as administrative agent and collateral agent for the Lenders (in such capacity, “Agent”).

RECITALS

(a)                                 Loan Parties, Agent and Lenders entered into that certain Revolving Credit Agreement (as amended, modified or supplemented from time to time, the “Credit Agreement”), on September 30, 2013 pursuant to which Lenders have extended certain financial accommodations to certain of the Loan Parties.

(b)                                 One or more Events of Default under (and as defined in) the Credit Agreement exist and are continuing, and as a consequence, Agent and Lenders are entitled to, among other things, declare the entire balance of the Obligations owing to them from Loan Parties to be immediately due and payable and enforce the liens and security interests in the collateral securing Agent’s and Lenders’ claims against Loan Parties in accordance with the Loan Documents.

(c)                                  Loan Parties have requested that Agent and Lenders (x) forbear from exercising their respective rights and remedies with respect to each such Event of Default during the Forbearance Period (as defined below) and (y) make certain amendments to the Credit Agreement.

(d)                                 Agent and Lenders have agreed to such forbearance and amendments to the Credit Agreement upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

1.01                        Capitalized terms used in this Agreement, to the extent not otherwise defined in this Agreement, shall have the same meaning as in the Credit Agreement As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Budget” means the 13-week cash flow forecast provided by Borrower to Agent on June 24, 2015.

“Budget Variances” means actual expenditures for Budget line items that are not greater than 120% of what is projected in the Budget for such line item for each month during any Budget period, or 110% of what is projected on a cumulative basis for that portion of the Budget period then ended, provided total expenditures in the Budget may not be more than 110% of what is projected for any month, and receipts may not be less than 80% of what is projected in the Budget for such line item for each month during the Budget period, or less than 90% of what is projected on a cumulative basis for that portion of the Budget period then ended.  For purposes of determining Budget Variances, unused expenditures for particular line item(s) shall carry forward to successive weekly Budget periods on a line-by-line basis.

“Carl Marks” means Carl Marks Advisors.

“Existing Default” has the meaning specified in Section 2.01 hereof.

“Forbearance Default” means the occurrence of any of the following at any time during the Forbearance Period: (i) any Event of Default (other than each Existing Default), unless such Event of Default has been otherwise expressly waived in writing by the Required Lenders (or, all of the Lenders, to the extent required by the Credit Agreement), (ii) the failure of any Loan Party to comply with any term, condition, or covenant set forth in this Agreement in accordance with the terms of this Agreement, (iii) the failure of any representation or warranty made by any Loan Party under or in connection with this Agreement to be true, correct and complete in all respects as of the date when made, (iv) the commencement or continuation of any enforcement action against any Loan Party or any of its property by any creditor of a Loan Party, (v) any Loan Party shall contest any term, provision, or acknowledgment contained in this Agreement, (vi) any Loan Party shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Loan Party under the Bankruptcy Code, or any Loan Party shall make any offer or agreement of settlement, extension or compromise to or with such Loan Party’s unsecured creditors generally, (vii) the commencement of any litigation or other proceeding by a Loan Party or any of their respective Affiliates against Agent, any Lender or any of their respective Affiliates, (viii) the occurrence or existence of a material adverse change in the business, assets, condition or prospects (financial or otherwise) of the Loan Parties, taken as a whole, from and after the date of this Agreement, or (ix) the termination of the engagement of Carl Marks, or any halt or termination of the Sales/Recapitalization Process.

“Forbearance Extension” means a one-time extension of the expiration of the Forbearance Period to 12:01 a.m. New York City time on November 15, 2015, which extension shall automatically occur if the following conditions are satisfied at the initial stated Forbearance Termination Date: (x) no Forbearance Default has occurred at any time after the date of this Agreement; and (y) all of the Milestones, other than shareholder approval for the final transaction, set forth on Schedule I hereto have been satisfied and the Loan Parties have been diligently and in good faith working to close and consummate the transaction in the Sale/Recapitalization Process prior to the expiration of the initial stated Forbearance Termination Date.

“Forbearance Period” means the period commencing at the time when all conditions to the effectiveness of this Agreement have been satisfied and ending on the earlier to occur of (i) a Forbearance Default and (ii) the Forbearance Termination Date.

“Forbearance Termination Date” means 12:01 a.m. New York City time on October 15, 2015 (unless automatically extended pursuant to the Forbearance Extension), time being of the essence.

“Milestones” shall have the meaning specified in Section 5.02 hereof.

“Released Parties” shall have the meaning specified in Section 9.10 hereof.

“Sale/Recapitalization Process” shall have the meaning specified in Section 5.02 hereof.

“Subordination Rights” shall have the meaning specified in Section 3.04 hereof.

“Term Loan Forbearance Agreement” means the Forbearance Agreement dated as of June 26, 2015, by and among the Loan Parties, the Term Loan Agent and the holders of the Term Loan Obligations.

ARTICLE II
EXISTING DEFAULTS

2.01                        The Loan Parties have failed to comply with certain requirements of the Credit Agreement (each a “Violation”) resulting in the occurrence of certain Events of Default under the Credit Agreement as set forth in the following clauses 2.01(a) — (k), in each case, arising on or prior to the date hereof, and, together with the listed anticipated or possible Violations and related Events of Default that may occur after the date hereof as set forth in the following clauses 2.01(l) and (m) (each an “Existing Default” and collectively, the “Existing Defaults”), as follows:

(a)                                 the failure of Parent and the Borrowers to have, on a consolidated basis with respect to the Fiscal Quarter ending November 30, 2014, a Fixed Charge Coverage Ratio that is at least 1.09x, as required by Section 6.12(b) of the Credit Agreement;

(b)                                 the failure of Parent and the Borrowers to have, on a consolidated basis with respect to the Fiscal Quarter ending February 28, 2015, a Fixed Charge Coverage Ratio that is at least 1.15x, as required by Section 6.12(b) of the Credit Agreement;

(c)                                  the failure of Parent and the Borrowers to have, on a consolidated basis with respect to the Fiscal Quarter ending May 31, 2015, a Fixed Charge Coverage Ratio that is at least 1.20x, as required by Section 6.12(b) of the Credit Agreement;

(d)                                 Event of Default under Section 7.01(d) of the Credit Agreement with respect to each Violation noted in (a) through (c) above;

(e)                                  the failure to timely file the financial plan and forecast for 2015 under Section 5.01(e) of the Credit Agreement and related Section 7.01(d) Event of Default;

(f)                                   failure to make certain payments under Subordinated Convertible Notes and Shareholder Payment Agreement pursuant to Section 5.04 of the Credit Agreement and related Section 7.01(f) Events of Default;

(g)                                  Events of Default under Sections 7.01(r) and 7.01(s) of the Credit Agreement as a result of events of default under the Term Loan Agreement or Factoring Agreement (which, in turn, generally resulted from Events of Default under the Credit Agreement described in this Section 2.01);

(h)                                 Events of Default under Sections 7.01(s) of the Credit Agreement as a result of events of default under the Term Loan Agreement described in Sections 2(a), (b), (c), (g), (h) and (i) of the Term Loan Forbearance Agreement;

(i)                                     Event of Default under Section 7.01(p)(ii) of the Credit Agreement to the extent the occurrence and continuation of multiple non-payment Events of Default could result in Material Adverse Effect;

(j)                                    failure to provide copies of tax returns under Section 5.01(k) of the Credit Agreement and related Section 7.01(d) Event of Default;

(k)                                 failure to provide notice of each of the Defaults and Events of Default noted in (a) through (j) above under Section 5.02(a) of the Credit Agreement and related Section 7.01(d) Events of Default;

(l)                                     anticipated or possible Violations during the Forbearance Period of Sections 6.12(b) and 5.04 of the Credit Agreement, and the corresponding Events of Default arising under Sections 7.01(d) and 7.01(f) of the Credit Agreement (as applicable) solely as a result of each such Violation; and

(m)                             anticipated or possible Violations during the Forbearance Period of Sections 7.01(r) and 7.01(s) of the Credit Agreement, solely to the extent the underlying cause of such Violations is one or more of the Violations of the type identified in Section 2.01(f), 2.01(h) or 2.01(l) herein occurring during the Forbearance Period.

ARTICLE III
FORBEARANCE; CERTAIN AGREEMENTS

3.01                        Forbearance.  During the Forbearance Period, unless otherwise expressly provided in this Agreement, the Lenders will not, and hereby direct Agent not to, take any action, based solely on any Existing Default, (i) to accelerate (or cause the acceleration of) the maturity of the Loans or other Obligations or to otherwise enforce payment of the Obligations of the Loan Parties in full under the Loan Documents, or (ii) to exercise any other Default or Event of Default related rights and remedies available to any or all of Lenders or Agent against any or all of the Loan Parties under the Loan Documents or applicable law with respect to the Obligations including without limitation any rights or remedies under Section 7.01 or 7.02 of the Credit Agreement and comparable provisions of the other Loan Documents.  Upon termination of the Forbearance Period, Agent and/or Lenders shall be entitled (but not required) to exercise any of their respective rights and remedies under this Agreement, the other Loan Documents, or applicable law, including, without limitation, the right to enforce the liens on, and security interest in, the Collateral described in the Loan Documents, without further notice, demand, notice of intent to accelerate, notice of acceleration, presentment, protest or other formalities of any kind (except as expressly required by the Credit Agreement and Loan Documents), all of which are hereby expressly waived by the Loan Parties.

3.02                        Interest Rates during the Forbearance Period.  During the Forbearance Period, and at all times on or after April 23, 2014, interest on the Obligations has accrued and will accrue at the Default Rate of interest described in Section 2.14(d) of the Credit Agreement and be payable to Agent no later than the last day of each calendar month during the Forbearance Period.

3.03                        No Waiver. Agent and Lenders have not waived, are not by this Agreement waiving, and have no present intention of waiving, any Default or Event of Default that may be continuing as of the effectiveness of this Agreement or any Default or Event of Default that may occur after the effectiveness of this Agreement (whether the same or similar to any Existing Default or otherwise), and Agent and Lenders have not agreed to forbear with respect to any of their respective rights or remedies concerning any Default or Event of Default (other than with respect to each Existing Default and then only during the Forbearance Period), that may have occurred or is continuing as of the effectiveness of this Agreement or that may occur after the effectiveness of this Agreement.

3.04                        No Effect on Rights under Intercreditor Agreement. The forbearance provided for in Section 3.01 of this Agreement shall not extend to Agent’s or any Lender’s rights and remedies against any other lender under the Intercreditor Agreement or any other intercreditor or subordination agreement in favor of or binding Agent or any Lender with respect to the subordination of certain lenders obligations that have arisen or may in the future arise as a result of the occurrence of any Default or Event of Default (including any Existing Default) or otherwise (collectively, the “Subordination Rights”), it being understood that each Existing Default will at all times constitute a continuing and actionable Event of Default for purposes of the exercise of any and all Subordination Rights by Agent or any Lender in accordance with the applicable provisions governing same, and Agent and Lenders shall at all times be permitted to amend or otherwise modify any provision of the Intercreditor Agreement or any other intercreditor or subordination agreement in accordance with the respective terms thereof.

3.05                        Continued Effectiveness of Certain Default-Triggered Provisions in Credit Agreement. Each Existing Default shall continue to constitute an actionable Event of Default for the purpose of triggering all limitations, restrictions or prohibitions on certain actions that may not be taken, omitted or otherwise acquiesced to by or on behalf of Loan Parties pursuant to the Credit Agreement or any other Loan Document during the continuance of a Default or an Event of Default, and any actions or inactions taken or omitted or otherwise acquiesced to by or on behalf of the Loan Parties in violation of such provisions while any Existing Default exists will constitute additional Defaults or Events of Default as applicable under the Credit Agreement and the other Loan Documents and, if an Event of Default under the Credit Agreement, a Forbearance Default under this Agreement.

3.06                        No Assurances regarding Extension of Forbearance Period.  Loan Parties will not assert, claim or contend that any prior action or course of conduct by any or all of Agent and Lenders constitutes an agreement, obligation or cause of declining to continue such action or course of conduct in the future.  Loan Parties hereby acknowledge and agree that Agent and Lenders have made no commitment as to how or whether any Existing Default will be resolved, nor (except for the Forbearance Extension, subject to the satisfaction of the related terms and conditions set forth herein) have they given any assurances or commitments with respect to any additional or future forbearance, waiver or accommodation of any kind upon the expiration of the Forbearance Period, and Loan Parties agree that neither Agent nor Lenders have any obligation to extend the Forbearance Period (except pursuant to the Forbearance Extension, subject to the satisfaction of the related terms and conditions set forth herein).  Any agreement by the Lenders to extend the Forbearance Period must be set forth in writing and signed by a duly authorized signatory of each of the Lenders.

3.07                        Limited Consent to Amendment to Intercreditor Agreement.  Upon the effective date of this Agreement and satisfaction of all conditions set forth in Section 4.01 herein, the Lenders consent to Agent entering into an amendment to the Intercreditor Agreement substantially in the form attached hereto as Exhibit A.

ARTICLE IV
CONDITIONS PRECEDENT

4.01                        Conditions Precedent to this Agreement. The effectiveness of this Agreement against Agent and Lenders is conditioned upon the satisfaction of the following conditions precedent. The determination as to whether each condition has been satisfied may be made in Agent’s sole option and sole discretion.

(a)                                 Approval of the Budget by Agent, together with all financial information and projections regarding Loan Parties requested by Agent, all in form and substance satisfactory to Agent.

(b)                                 Demonstration to Agent by Loan Parties of Availability under the Credit Agreement of not less than $4,500,000.

(c)                                  This Agreement shall have been executed and delivered by Agent, Lenders and Loan Parties.

(d)                                 Loan Parties shall pay (or if not paid on the date hereof, within two (2) Business Days) all reasonable fees and expenses incurred by Agent and Lenders in connection with this Agreement and the other Loan Documents, including, but not limited to, the reasonable fees and expenses of Agent’s and Lenders’ counsel.

(e)                                  Term Loan Agent and the lenders under the Term Loan Documents shall have, consented to this Agreement, and consummated a forbearance agreement and amendment to the Term Loan Documents, in form and substance satisfactory to Agent.

(f)                                   With the exception of the Existing Defaults, no other Event of Default shall have occurred or be continuing under the Credit Agreement.

ARTICLE V
COVENANTS AND AGREEMENTS

5.01                        Forbearance Covenants.  Loan Parties agree that during the Forbearance Period, they will:

(a)                                 Maintain Availability under, and in accordance with the terms and conditions of the Credit Agreement of not less than $4,500,000;

(b)                                 Provide to Agent, on a weekly basis, reports of actual results as compared to the Budget for the week prior;

(c)                                  Comply in all respects with the Budget, subject to the Budget Variances, which shall be tested in arrears on a monthly basis, beginning on July 29, 2015;

(d)                                 Continue the engagement Carl Marks, or another investment banking group reasonably acceptable to Agent and the Required Lenders, on terms and conditions reasonably acceptable to Agent and the Required Lenders, to provide investment banking services, including, but not limited to, executing the Sales/Recapitalization Process in accordance with Section 5.02;

(e)                                  Continue the engagement of Carl Marks, or another financial advisory group reasonably acceptable to Agent and the Required Lenders, on terms and conditions reasonably acceptable to Agent and the Required Lenders, to provide restructuring advice, including but not limited to, serving as a chief restructuring advisor for Loan Parties;

(f)                                   Provide Agent and its advisors with full and complete access all financial, corporate and other information of Loan Parties, and cooperate, and cause all agents and advisors to Loan Parties to cooperate with Agent and its advisors in respect of any request made pursuant to the Forbearance Agreement and monitoring Loan Parties’ compliance with the Forbearance Agreement and/or the Credit Agreement;

(g)                                  Cause Carl Marks, or any replacement investment bank and/or chief restructuring advisor, to (i) conduct no less than weekly calls with the Lenders to provide an update as to the Sales/Recapitalization Process and the financial performance of Loan Parties, and (ii) provide in advance of any update call, a report containing a summary of information relating to material events and changes which have occurred since the previous call with respect to the Sales/Recapitalization Process and the financial performance of Loan Parties;

(h)                                 Conduct the Sale/Recapitalization Process for either the sale of substantially all of the assets of Loan Parties, or a recapitalization of Loan Parties’ balance sheet, in accordance with Section 5.02;

(i)                                     Cause current management to be made available to provide periodic telephonic updates to Agent, as reasonably requested by Agent; and

(j)                                    No cash payment of any kind shall be made on account of Subordinated Indebtedness.

5.02                        Sale/Recapitalization Process.  Loan Parties agree that Carl Marks, or another investment banking group reasonably acceptable to Agent, will oversee a process to sell substantially all the assets of the Loan Parties, raise capital for the Loan Parties, or obtain alternate financing, in each case in a manner that satisfies, in full in cash, the Obligations owed to the Lenders (the “Sale/Recapitalization Process”), and in connection therewith, Loan Parties shall provide Agent with summaries of proposals submitted to potential bidders and other interested parties and related updates, and will comply with the process milestones set forth on Schedule I attached hereto (the “Milestones”).

ARTICLE VI
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

6.01                        Ratification of Loan Documents and Liens. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Loan Documents are ratified and confirmed and shall continue in full force and effect.  Each Loan Party, Agent and Lenders agree that this Forbearance Agreement is a Loan Document and that the Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Each Loan Party further expressly acknowledges and agrees that Agent has a valid, non-avoidable, enforceable and perfected (and in furtherance thereof, each Loan Party hereby grants to Agent) security interest in and lien against each item of Collateral described in the Loan Documents and that such security interest and lien secures (and shall secure) the Obligations and the performance of all other obligations of a Loan Party under the Loan Documents.

6.02                        General Representations and Warranties. Each Loan Party hereby jointly and severally represents and warrants to Agent and Lenders that (a) the execution, delivery and performance of this Agreement and any other Loan Documents executed and delivered in connection herewith have been duly authorized by all requisite organizational action on the part of such Loan Party and will not violate the constituent organizational documents of such Loan Party, contravene any contractual restriction, any law, rule or regulation or court or administrative decree or order binding on or affecting such Loan Party or result in, or require the creation or imposition of, any Lien, security interest or encumbrance on any of the properties of such Loan Party; (b) this Agreement and any other Loan Documents executed and delivered in connection herewith have been duly executed and delivered by each Loan Party and are the legal, valid and binding obligation of each Loan Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity; (c) subject to the existence of the Existing Defaults, the representations and warranties contained in the Credit Agreement and other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof, as though made on and as of each such date, except in cases where the representation and warranty specifically references an earlier date; (d) except for the Existing Defaults, no Default or Event of Default under the Credit Agreement has occurred and is continuing; (e) no Loan Party has amended its constituent organizational documents after the Effective Date; provided that, Parent may amend its Bylaws after the date hereof so long as (i) Parent provides Agent and Lenders with a copy of any such proposed amendment at least five (5) Business Days prior to the effective date of such amendment and (ii) such amendment is not materially adverse to the interests of Agent or any Lender (it being agreed that without limiting the foregoing, any amendment that would otherwise cause an Event of Default shall be deemed materially adverse to such interests); (f) each Existing Default which has occurred is continuing; (g) Lenders have no obligation to make additional Loans or to extend any other financial accommodations to Loan Parties (or any of them); (h) absent the effectiveness of this Agreement, and subject to the compliance with the terms and conditions of the Loan Documents, the Intercreditor Agreement, and applicable law, Agent and Lenders are entitled to exercise immediately their respective rights and remedies under the Loan Documents, including, but not limited to, the right to accelerate the maturity of the Obligations and to the repossession and sale of the Collateral; and (i) the recitals in this Agreement are true and correct in all respects.

6.03                        Full Opportunity for Review; No Undue Influence. Each Loan Party reviewed this Agreement and acknowledges and agrees that it (a) understands fully the terms of this Agreement and the consequences of the issuance hereof, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement with, such attorneys and other Persons as it may wish, and (c) has entered into this Agreement of its own free will and accord and without threat or duress.  This Agreement and all information furnished to Agent and Lenders is made and furnished in good faith, for value and valuable consideration.  This Agreement has not been made or induced by any fraud, duress or undue influence exercised by Agent, any Lender or any other Person.

6.04                        Outstanding Obligations. Each Loan Party hereby acknowledges, ratifies and confirms that (a) as of the date of this Agreement, the outstanding principal amount of the Loans under the Credit Agreement is $18,474,375.15, plus accrued and unpaid interest ((including, without limitation, default interest during the Forbearance Period as provided herein), fees and other costs and expenses payable under the Credit Agreement and the other Loan Documents, (b) the obligation to repay such amounts is absolute and unconditional, and (c) there exists no right of set off, recoupment, counterclaim or defense of any nature whatsoever to the payment of such amounts.

6.05                        Ratification of Guaranties. Each of the Guarantors hereby acknowledges and consents to all of the terms and conditions of this Agreement and the other Loan Documents and hereby ratifies and confirms the Guaranty to which it is a party to or for the benefit of Agent and Lenders. Each Guarantor hereby represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder.  Furthermore, each Guarantor agrees that nothing contained in this Agreement or the Loan Documents shall adversely affect any right or remedy of Agent or Lenders under the Guaranty to which such Guarantor is a party.  Each Guarantor hereby agrees that with respect to the Guaranty to which it is a party, all references in such Guaranty to the “Guaranteed Obligations” shall include, without limitation, the obligations of the Loan Parties (or any of them) to Agent and Lenders (or any of them) under the Loan Documents.  Each Guarantor hereby represents and acknowledges that the execution and delivery of this Agreement and any other Loan Documents executed in connection herewith shall in no way change or modify its obligations as a guarantor under its respective Guaranty and shall not constitute a waiver by Agent or Lenders of any of Agent’s or Lenders’ rights against such Guarantor.

6.06                        Continued Existence of Post Default Rights.  Each Loan Party hereby acknowledges, ratifies, and confirms that, notwithstanding the agreement of Agent and the Lenders to forbear from exercising remedies hereunder during the Forbearance Period, (i) no Loan Party may take any action that would otherwise be prohibited under the Loan Documents on account of the existence of the Existing Defaults (such as, without limitation, no Loan Party may prepay certain Indebtedness as set forth in Section 5.10 of the Credit Agreement), and (ii) neither Agent nor Lender shall be required to obtain the consent or approval of any Loan Party in respect of such Agent or Lender taking a particular action (such as, without limitation, the Lenders may, without need for any consent or approval of the Loan Parties, assign their respective Loans and commitments or commission appraisals at the Loan Parties’ expense) where such consent or approval would otherwise be required under the Loan Documents in the absence of a Default or an Event of Default.

ARTICLE VII
ADDITIONAL COVENANTS OF LOAN PARTIES

7.01                        Additional Covenants of Loan Parties. Loan Parties also agree that during the Forbearance Period, they will:

(a)                                 Compromise with Unsecured Creditors. Loan Parties will not (i) make any offer or agreement of settlement, extension or compromise to or with a Loan Party’s unsecured creditors generally, except with the holders of the Subordinated Convertible Notes and the holder of the Shareholder Payment Agreement, each in connection with the Sale/Recapitalization Process (provided that no such offer or agreement with such holders or holder shall in any event impose any obligation on any Loan Party prior to the repayment in full in cash of all of the Obligations and the termination of the Commitments—that is, if the repayment in full in cash of all of the Obligations and the termination of the Commitments has not yet occurred, then the rights of the holders of the Subordinated Convertible Notes and the holder of the Shareholder Payment Agreement, and the obligations of the Loan Parties (or any of them), shall not change unless Agent and the Required Lenders hereafter specifically consent in writing to such change at their sole option) or (ii) suffer the appointment of a receiver, trustee, custodian, or similar fiduciary.

(b)                                 Consent of Agent to certain Dispositions of Collateral. During the Forbearance Period and thereafter until such time as all of the Obligations have been finally and indefeasibly paid in full in cash, it will obtain the consent of Agent and Required Lenders before disposing of any Collateral in bulk or otherwise outside of the ordinary course of business other than sales of Inventory.

ARTICLE VIII
AMENDMENTS TO CREDIT AGREEMENT

The following amendments shall be made to the Credit Agreement, with such amendments being effective on the commencement of the Forbearance Period and continuing at all times thereafter (even after the expiration or termination of the Forbearance Period):

8.01                        Amendment to Section 1.01 of the Credit Agreement.  Section 1.01 of the Credit Agreement is hereby amended by amending and restating sub-clause (a)(iii)(B) of the defined term “Eligible Accounts” in its entirety as follows:

“(B) owing from Nordstrom’s and its Affiliates to such Borrowers do not exceed (x) for the period beginning on the Amendment No. 2 Effective Date and ending on the Forbearance Termination Date, fifty-five percent (55%) of the aggregate Eligible Accounts and (y) at any time after the Forbearance Termination Date, forty-five percent (45%) of the aggregate Eligible Accounts”.

8.02                        Amendment to Section 2.01(b) of the Credit Agreement.  Section 2.01(b) of the Credit Agreement is hereby amended by amending and restating clause sub-clause (C) of the proviso of such Section in its entirety as follows:

“(C) Availability shall not be less than $4,500,000 before or after giving effect to the requested Revolving Loan or the Letter of Credit to be issued, renewed or extended,”.

8.03                        Amendment to Section 2.13 of the Credit Agreement.  Section 2.13 of the Credit Agreement is amended to add the following as a new Section 2.13(e) of the Credit Agreement to read as follows:

“(e) To induce the Agent and the Lenders to enter into the Forbearance Agreement dated as of June 26, 2015 (the “Forbearance Agreement”; capitalized terms used in this Section 2.13(d) but not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Forbearance Agreement) and in the case of clause (2) below, to grant the Forbearance Extension upon the terms set forth in the Forbearance Agreement, the Loan Parties shall pay to Agent, for the ratable benefit of the Lenders, on the earliest of (such earliest day, the “Forbearance Fee Payment Date”):  (i) the consummation of the transactions contemplated in the Sale/Recapitalization Process, (ii) the date of acceleration of the Obligations, whether pursuant to the Credit Agreement, operation of law or otherwise and (iii) the payment in full of all other Obligations:

(1) a forbearance fee equal to $450,000 (such fee, the “Forbearance Fee”), which Forbearance Fee shall be an accrued and fully-earned Obligation of the Loan Parties on and as of June 26, 2015; and

(2) if the Forbearance Period is extended pursuant to the Forbearance Extension, a supplemental forbearance fee (the “Forbearance Extension Fee”) equal to $125,000 (i.e., 0.25% of the Aggregate Revolving Commitments), provided that if such Forbearance Extension Fee will be paid before the final, stated Forbearance Termination Date, then such Forbearance Extension Fee shall be calculated on a pro-rated basis based on the actual number of days elapsed during the Forbearance Extension Period prior to the payment of such Forbearance Extension Fee.

For the avoidance of doubt, the Loan Parties’ obligations to pay the Forbearance Fee and if applicable, Forbearance Extension Fee shall survive the termination or expiration of the Forbearance Period.”

8.04                        Amendment to Section 4.02(c) of the Credit Agreement. Section 4.02(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)                            After giving effect to any Borrowing or any Letter of Credit to be issued, renewed or extended, Availability is not less than $4,500,000.”

8.05                        Amendment to Section 6.12(a) of the Credit Agreement.  Section 6.12(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)                           Minimum Availability. Maintain Availability of not less than $4,500,000 at all times.”

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.01                        Survival of Representations and Warranties. All representations and warranties made in any Loan Document, including, without limitation, any document furnished in connection with this Agreement, shall survive the execution and delivery of this Agreement and the Loan Documents, and no investigation by Agent or Lenders or any closing shall affect the representations and warranties or the right of Agent or Lenders to rely upon them.

9.02                        Limitation on Relationship between Parties. The relationship of Agent and Lenders, on the one hand, and the Loan Parties, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor. Nothing contained in this Agreement, any instrument, document or agreement delivered in connection herewith or in the Loan Documents shall be deemed or construed to create a fiduciary relationship between the parties.

9.03                        Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

9.04                        Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender, and no other Person shall have any right, benefit or interest under or because of the existence of this Agreement, except that (a) upon its effectiveness in accordance with Article IV, this Agreement shall be binding on Agent and Lenders and their respective permitted successors and assigns, (b) the provisions of Section 9.11 of this Agreement shall inure to the benefit of the Released Parties, and (c) the provision of Section 3.07 of this Agreement shall inure to the benefit of the Term Loan Agent.

9.05                        Amendments; Interpretation. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of each Loan Party, Agent and the Required Lenders (or, all of the Lenders, to the extent required by the Credit Agreement), and no waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Agent and Required Lenders (or, all of the Lenders, to the extent required by the Credit Agreement).  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand upon any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.  No prior drafts of this Agreement or any negotiations regarding the terms contained in those drafts shall be admissible in any court to vary or interpret the terms of this Agreement.  In the event of any inconsistency between the terms of this Agreement and any other Loan Document, this Agreement shall govern and control.  The parties hereto have had the opportunity to be represented by counsel in their negotiations of the terms of this Agreement, and therefore, no provision of this Agreement shall be construed against any party hereto on the theory that such party drafted such provision.

9.06                        Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument, and all signature pages transmitted by electronic transmission shall be considered as original executed counterparts. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Each party to this Agreement agrees that it will be bound by its own facsimile or electronic signature and that it accepts the facsimile or electronic signatures of each other party.

9.07                        Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

9.08                        Further Assurances. Each Loan Party agrees to execute such other and further documents and instruments as Agent may reasonably request to implement the provisions of this Agreement and to perfect and protect the Liens and security interests created by the Credit Agreement and the other Loan Documents.

9.09                        Applicable Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT TO THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS CHOSEN TO GOVERN THE CREDIT AGREEMENT.

9.10                        Release. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, RECOUPMENT, COUNTERCLAIM, OFFSET, CROSSCOMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL, OR ANY PART OF, ITS LIABILITY TO REPAY THE OBLIGATIONS ARISING UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR LENDERS (OR ANY OF THEM). EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND LENDERS, THEIR RESPECTIVE PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, REPRESENTATIVES, OWNERS, AFFILIATES, SUCCESSORS, TRANSFEREES AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH SUCH LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST ANY RELEASED PARTY, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM OR ARISING IN CONNECTION WITH OR RELATING TO ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND/OR NEGOTIATION OF, OR EXECUTION OF, THIS AGREEMENT. IT IS AGREED THAT THE SCOPE OF THIS RELEASE UNDER THIS PARAGRAPH SHALL INCLUDE ALL CLAIMS, DEMANDS OR CAUSES OF ACTION ARISING IN WHOLE OR PART FROM THE NEGLIGENCE OR STRICT LIABILITY OF AGENT, ANY LENDER OR ANY OTHER RELEASED PARTY. EACH LOAN PARTY HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF, ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST ANY OF THE RELEASED PARTIES ARISING OUT OF OR RELATED TO A RELEASED PARTY’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS AND OCCURRING PRIOR TO EFFECTIVENESS OF THIS

AGREEMENT IN ADMINISTERING, ENFORCING, MONITORING, COLLECTING OR ATTEMPTING TO COLLECT, THE OBLIGATIONS OF A LOAN PARTY TO A RELEASED PARTY WHICH OBLIGATIONS WERE EVIDENCED BY THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS.  EACH LOAN PARTY AGREES TO INDEMNIFY AND HOLD AGENT AND EACH LENDER HARMLESS FROM ANY AND ALL MATTERS RELEASED PURSUANT TO THIS PARAGRAPH. EACH LOAN PARTY ACKNOWLEDGES THAT THE AGREEMENTS IN THIS PARAGRAPH ARE INTENDED TO BE IN FULL SATISFACTION OF ALL OR ANY ALLEGED INJURIES OR DAMAGES TO SUCH LOAN PARTY, ITS SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, ASSIGNS AND PERSONAL AND LEGAL REPRESENTATIVES ARISING IN CONNECTION WITH SUCH MATTERS RELEASED PURSUANT TO THE OTHER PROVISIONS OF THIS PARAGRAPH. EACH LOAN PARTY REPRESENTS AND WARRANTS TO AGENT AND LENDERS THAT IT HAS NOT PURPORTED TO TRANSFER, ASSIGN OR OTHERWISE CONVEY ANY RIGHT, TITLE OR INTEREST OF A LOAN PARTY IN ANY RELEASED MATTER TO ANY OTHER PERSON AND THAT THE FOREGOING CONSTITUTES A FULL AND COMPLETE RELEASE OF EACH LOAN PARTY’S CLAIMS WITH RESPECT TO ALL SUCH MATTERS. THE PROVISIONS OF THIS SECTION 9.10 AND THE REPRESENTATIONS, WARRANTIES, RELEASES, WAIVERS, ACQUITTANCES, DISCHARGES, COVENANTS, AGREEMENTS AND INDEMNIFICATIONS CONTAINED HEREIN (A) CONSTITUTE A MATERIAL CONSIDERATION FOR AND INDUCEMENT TO AGENT AND LENDERS ENTERING INTO THIS AGREEMENT, (B) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY DUTY, OBLIGATION OR LIABILITY OF AGENT OR ANY LENDER TO A LOAN PARTY OR ANY OTHER PERSON, (C) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY LIABILITY, WRONGDOING; OR VIOLATION OF ANY OBLIGATION, DUTY OR AGREEMENT OF AGENT OR A LENDER TO A LOAN PARTY OR ANY OTHER PERSON, AND (D) SHALL NOT BE USED AS EVIDENCE AGAINST AGENT OR A LENDER BY A LOAN PARTY OR ANY OTHER PERSON FOR ANY PURPOSE.

9.11                        Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN AGENT AND LENDERS AND ANY LOAN PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

9.12                        California Waivers.  Each Loan Party hereby:

(a)                                 expressly waives any and all benefits which might otherwise be available to such Loan Party under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2847, 2849, 2850, 2899 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726;

(b)                                 acknowledges its understanding that:  (i) Section 580d of the California Code of Civil Procedure generally prohibits a deficiency judgment against a borrower after a non-judicial foreclosure; (ii) such Loan Party’s subrogation rights may be destroyed by a non-judicial foreclosure under any mortgage (because such Loan Party may not be able to pursue any other Loan Party for a deficiency judgment by reason of the application of Section 580d of the California Code of Civil Procedure); and (iii) under Union Bank v. Gradsky, 265 Cal. App. 2nd 40 (1968) and Cathay Bank v. Lee, 14 Cal.App.4th 1533 (1993), a lender may be estopped from pursuing a guarantor for a deficiency judgment after a non-judicial foreclosure (on the theory that a guarantor should be exonerated if a lender materially alters the original obligation of the principal without the consent of the guarantor or elects remedies for default which impair the subrogation, reimbursement or contribution rights of a “surety” or other co-obligor) absent an explicit waiver;

(c)                                  expressly waives all rights and defenses arising out of an election of remedies by the Agent or the Lenders, including without limitation, any defense that might otherwise be available under Gradsky and Cathay Bank, supra, or Section 580d of the California Code of Civil Procedure (or any similar judicial decision or statute), even though that election of remedies, such as a nonjudicial foreclosure with respect to the security for the Obligations, has destroyed such Loan Party’s rights of subrogation and reimbursement against such any other Loan Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise;

(d)                                 acknowledges that the provisions in this Section 9.12 which refer to certain sections of the California Civil Code and the California Code of Civil Procedure are included in this Agreement solely out of an abundance of caution and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Agreement:  notwithstanding such provisions, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as provided in Section 9.09.

9.13                        Submission to Jurisdiction.  Each Loan Party agrees that all disputes among them and Agent or any Lender arising out of, connected with, related to, or incidental to the relationship established between them in this Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved only by the courts of the State of New York sitting in the Borough of Manhattan in the City of New York or the United States District Court for the Southern District of New York, and appellate court from any thereof.  Each Loan Party waives in all disputes any objection that any of them may have to the location of the court considering the dispute which court shall have been chosen in accordance with the foregoing.

9.14                        Final Agreement. THIS AGREEMENT, TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AGREEMENT IS EXECUTED, AND SUPERSEDES ALL PRIOR PROPOSALS, NEGOTIATIONS, AGREEMENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. IN ENTERING INTO THIS AGREEMENT, LOAN PARTIES ACKNOWLEDGE THAT THEY ARE RELYING ON NO STATEMENT, REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF ANY KIND MADE BY AGENT OR ANY LENDER OR ANY OF ITS

EMPLOYEES OR AGENTS EXCEPT FOR THE AGREEMENTS OF AGENT AND LENDERS SET FORTH HEREIN. THIS AGREEMENT, TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.15                        No Waiver; Strict Performance. Each Loan Party hereby acknowledges and agrees that (a) no failure or delay by Agent or any Lender in exercising any right, power or remedy under this Agreement or under any of the other Loan Documents shall operate as a waiver thereof, (b) no failure or delay by Agent or any Lender to insist upon the strict performance by such Loan Party of any term, condition, covenant or agreement or to exercise any right, power or remedy as a result of the breach thereof shall constitute a waiver of any such term, condition, covenant or agreement or of any breach thereof or preclude Agent or any Lender from insisting on the strict performance thereof, and (c) no single or partial exercise of any right, power or remedy of Agent or any Lender shall preclude further exercise of any right, power or remedy.

9.16                        Time is of Essence. Time is of the essence of each and every covenant, condition and provision of this Agreement to be performed by a Loan Party.

IN WITNESS WHEREOF, this Agreement has been executed on the date first above written, to be effective upon satisfaction of the conditions set forth in this Agreement

AGENT:

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ Kulwant Kaur
Name: Kulwant Kaur
Title: Vice President

Signature Page — Forbearance Agreement (Revolving Credit Agreement)

LENDER:

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ Kulwant Kaur
Name: Kulwant Kaur
Title: Vice President

Signature Page — Forbearance Agreement (Revolving Credit Agreement)

LENDER:

CATHAY BANK

By:	/s/ Humberto Campos
Name: Humberto Campos
Title: Vice President

Signature Page — Forbearance Agreement (Revolving Credit Agreement)

LENDER:

CITY NATIONAL BANK

By:	/s/ Mia Bolin
Name: Mia Bolin
Title: Vice President

Signature Page — Forbearance Agreement (Revolving Credit Agreement)

LOAN PARTIES:

JOE’S JEANS INC.

By:	/s/ Hamish Sandhu
Name: Hamish Sandhu
Title: CFO

JOE’S JEANS SUBSIDIARY INC.

By:	/s/ Hamish Sandhu
Name: Hamish Sandhu
Title: CFO

HUDSON CLOTHING, LLC

By:	/s/ Peter Kim
Name: Peter Kim
Title: CEO

HC ACQUISITION HOLDINGS, INC.

By:	/s/ Peter Kim
Name: Peter Kim
Title: CEO

HUDSON CLOTHING HOLDINGS, INC.

By:	/s/ Peter Kim
Name: Peter Kim
Title: CEO

INNOVO WEST SALES, INC.

By:	/s/ Hamish Sandhu
Name: Hamish Sandhu
Title: CFO

Signature Page — Forbearance Agreement (Revolving Credit Agreement)

JOE’S JEANS RETAIL SUBSIDIARY, INC.

By:	/s/ Hamish Sandhu
Name: Hamish Sandhu
Title: CFO

Signature Page — Forbearance Agreement (Revolving Credit Agreement)